Exhibit 10.2

SCHOLASTIC CORPORATION 2011 STOCK INCENTIVE PLAN
Stock Option Agreement

          Effective as of ______________ (the “Grant Date”), SCHOLASTIC CORPORATION, a Delaware corporation (the “Company”), hereby grants to ___________________ (the “Participant”) a non-qualified stock option (the “Stock Option”) to purchase _______________ (______) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), at an exercise price of $_____ per share and on the terms set forth herein, and in all respects subject to the terms and provisions of the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”), which terms and provisions are incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings in this Agreement.

          1. Terms of Stock Option Grant and Exercise. Subject to the provisions of the Plan and this Agreement, the Stock Option shall not be exercised prior to the first anniversary date of this Agreement. The Stock Option shall vest, and become exercisable, at the rate of 25% per year beginning one year from the Grant Date and on each anniversary thereafter.1 Once exercisable, subject to the provisions of the Plan and this Agreement, the Stock Option may be exercised, in whole or in part, pursuant to the notice and payment procedures then in effect as established by the Company, in its sole discretion, which procedures may be electronic and may require providing notice to a broker designated by the Company. Any written or electronic notice of exercise by Participant shall be irrevocable. The Stock Option may not be exercised if the issuance of the Common Stock would constitute a violation of any applicable federal, state, or foreign securities laws or regulations. The Stock Option may not be exercised during any period prohibited by the Company’s stock trading policies or applicable securities laws. The Stock Option may not be exercised with respect to a fractional share of Common Stock.

          The Stock Option shall cease to be exercisable ten years after the Grant Date (the “Expiration Date”), unless earlier terminated or extended, as the case may be, pursuant to the provisions of the Plan and this Agreement.

          2. Termination of Employment or Termination of Consultancy.

                    (a) Death or Disability. If a Participant’s Termination of Employment or Termination of Consultancy is by reason of the Participant’s death or Disability, the unexercised portion of the Stock Option outstanding on such date shall become immediately vested on the date of death or Disability and may be exercised in full by the Participant (or his or her estate, personal representative or other legally appointed representative in the event of death), at any time until the first anniversary of the date of such death or Disability, but in no event beyond the Expiration Date of the Stock Option, if earlier.

                    (b) Retirement. If a Participant’s Termination of Employment or Termination of Consultancy is by reason of the Participant’s Retirement, the outstanding unvested portion of the

[1] Please consult the Company or your online Stock Option plan database for a detailed schedule of your vesting dates and amounts.

Stock Option shall continue to vest, and all exercisable Stock Options may be exercised by the Participant, for a period of three (3) years after the date of such Retirement, but in no event beyond the Expiration Date of the Stock Option, if earlier.

                    (c) Involuntary Termination without Cause. In the event a Participant’s Termination of Employment or Termination of Consultancy is involuntary by the Company (or an Affiliate) other than a Termination of Employment or Termination of Consultancy for Cause, the Stock Option, to the extent vested on the date of such Termination of Employment or Termination of Consultancy, may be exercised by the Participant within ninety (90) days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the Expiration Date of the Stock Option, if earlier.

                    (d) Termination for Cause or for Any Reason Other than Death, Disability, Retirement or Involuntary Termination without Cause. In the event the Participant’s Termination of Employment or Termination of Consultancy is for Cause, the Stock Option shall terminate and expire as of the date of such Termination of Employment or Termination of Consultancy. In the event that an Participant’s Termination of Employment or Termination of Consultancy is for any reason other than Cause or other than as the result of death, Disability, Retirement or involuntary Termination of Employment or Termination of Consultancy Without Cause (as set forth in Sections 2(a), (b) and (c) hereof), including a voluntary Termination of Employment or Termination of Consultancy, the Stock Option, to the extent vested on such Termination of Employment or Termination of Consultancy, may be exercised by the Participant within ninety (90) days from the date of such Termination of Employment or Termination of Consultancy, but in no event beyond the Expiration Date of the Stock Option, if earlier.

          3. Withholding Tax Liability. The Stock Option shall be a Non-Qualified Stock Option. No part of the Stock Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code. In connection with the exercise of the Stock Option, the Company and the Participant will incur liability for income or withholding tax. The Company shall have the right to withhold from any exercise of the Stock Option, transfer of Common Stock, or payment made to the Participant or to any person hereunder, whether such payment is to be made in cash or in Common Stock, all applicable minimum federal, state, city or other taxes as shall be required, in the determination of the Company, pursuant to any statute or governmental regulation or ruling. In its discretion, the Company may satisfy such withholding obligation by any one or combination of the following methods: (i) by requiring the Participant to pay such amount in cash or check; (ii) by deducting such amount from the Participant’s current compensation; (iii) by allowing the Participant to surrender other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld; (iv) by delivery by the Participant of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company to sell shares of Common Stock acquired upon exercise of the Stock Option and to deliver promptly to the Company the amount of sale or loan proceeds required to pay the amount required to be withheld, or (v) by withholding a number of shares of Common Stock to be issued upon exercise of the Stock Option which have a fair market value equal to the minimum statutory amount required to be withheld with respect to the portion of the Stock Option exercised. For these purposes, the fair market value of the shares to be withheld shall be determined by the Company on the date that the amount of tax to be withheld is to be determined. The Company shall also be authorized to sell any shares of Common Stock to the extent required to satisfy the Company’s withholding obligations.

          4. Nontransferability of Stock Option. The Stock Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, whether for value or no value and whether voluntary or involuntary (including by operation of law) other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant. Subject to the foregoing and the terms of the Plan, the terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

          5. No Enlargement of Rights. This Agreement is not an agreement of employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to continue as an officer, employee, or consultant of the Company or any Affiliate. Nothing contained in the Plan or this Agreement shall interfere in any way with the rights of the Company or any Affiliate to terminate the employment (or consulting arrangement) of the Participant at any time or to modify the Participant’s employment or compensation. The Participant shall have only such rights and interests with respect to the Stock Option as are expressly provided in this Agreement and the Plan.

          6. No Shareholder Rights before Exercise and Issuance. No rights as a stockholder shall exist with respect to the Common Stock subject to the Stock Option as a result of the grant of the Stock Option, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan. Such rights shall exist only after issuance of stock following the exercise of the Stock Option as provided in the Plan.

          7. Effect of the Plan on Stock Option. The Stock Option is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as such may be amended from time to time in accordance with the terms thereof. The Participant acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan. Without the consent of the Participant, the Company may amend or modify this Agreement in any manner not inconsistent with the Plan, including without limitation, to change the date or dates as of which a Stock Option becomes exercisable, or to cure any ambiguity, defect or inconsistency, provided such amendment, modification or change does not adversely affect the rights of the Participant.

          8. Entire Agreement. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Participant and all prior communications, representations and negotiations in respect thereto. No waiver by any party of any breach by the other of any provision of this Agreement shall be deemed to be a waiver of any other breaches thereof or the waiver of any such or other provision of this Agreement. Subject to the restrictions on assignment and transfer set forth above, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their estates, personal representatives, successors and assigns. This Agreement may be signed in counterparts.

          9. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held valid or unenforceable, shall not be affected thereby.

          10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

          11. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify): If to the Company, to: Scholastic Corporation, 557 Broadway, New York, New York 10012, Attention: Corporate Secretary. If to the Participant, to the most recent address on file with the Company. Notwithstanding the foregoing, the Company may require that any notice by the Participant be provided electronically or in writing to the Company or to the stock plan administrator pursuant to such procedures as the Company shall establish from time to time in its sole discretion.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SCHOLASTIC CORPORATION

By:

Title:

PARTICIPANT